UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive, Troy, Michigan		48098
(Address of Principal Executive Offices)		(Zip Code)

(248)312-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

Joseph P. Campanelli resigned as President of Flagstar Bancorp, Inc (the “Company”) and its wholly-owned subsidiary, Flagstar Bank, FSB (the “Bank”), effective October 1, 2012. Mr. Campanelli also resigned effective that date as the Chairman of the Boards of Directors of the Company and the Bank.

Effective November 1, 2012, Mr. Campanelli will cease to be the Chief Executive Officer of the Company and the Bank and will resign as a director of the Company and the Bank.

The Company and Mr. Campanelli have agreed in principal that Mr. Campanelli will provide transitional services for a period following his resignation (the “Transition Period”). Subject to receipt of regulatory approvals and compliance with applicable legal requirements, including the regulations promulgated under the Emergency Economic Stabilization Act of 2008, as amended (the “TARP Rules”) and the Federal Deposit Insurance Corporation’s restrictions on golden parachute payments, it is anticipated that Mr. Campanelli will receive a consulting fee of $220,833.33 per month, of which $62,500 will be payable in the form of unrestricted shares of the Company’s common stock pursuant to the Company’s 2006 Equity Incentive Plan (the “2006 Plan”), and a grant as of the beginning of the Transition Period, of $500,000 of restricted stock pursuant to the 2006 Plan, which will vest upon the substantial completion of transition objectives to be agreed upon. In addition, the Company has agreed to use its reasonable best efforts to accelerate in a mutually acceptable manner the payment to Mr. Campanelli of the vested benefit under his supplemental retirement pension, subject to the receipt of regulatory approvals and compliance with applicable legal requirements.

Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2012, the Boards of Directors of the Company and the Bank appointed Michael J. Tierney to succeed Mr. Campanelli as the principal executive officer of the Company and the Bank, effective November 1, 2012, subject to receipt of regulatory non-objection from the Board of Governors of the Federal Reserve (the “Federal Reserve”) and the Office of the Comptroller of the Currency (the “OCC”).

Also on October 1, 2012, the Boards of Directors of the Company and the Bank appointed John D. Lewis a director of the Company and the Bank and the Non-Executive Chairman of those Boards, in each case subject to receipt of regulatory non-objection from the Federal Reserve and the OCC.

Each appointment is described in more detail below.

Michael J. Tierney

On October 1, 2012, the Boards of Directors of the Company and the Bank appointed Michael J. Tierney as the President of both companies, effective immediately, and as the Chief Executive Officer and a director of both companies, effective November 1, 2012, in each case subject to receipt of regulatory non-objection. (The Company and the Bank have requested from the Federal Reserve and OCC waivers of the prior notice required under applicable law in connection with Mr. Tierney’s service as President, Chief Executive Officer and a director of the Company and the Bank.)

Mr. Tierney, age 57, most recently served as the Executive Vice President and Managing Director, Personal Financial Services of the Bank, a position he held since February 2011. He has more than 33 years of experience in retail, consumer, and commercial banking in Michigan and throughout the Midwest, most recently as President and Chief Executive Officer of the Bluewater Bank Group, an investment group formed to purchase Michigan banks. Prior to that, Mr. Tierney was the President and Chief Executive Officer for Peoples State Bank, and was also the Senior Vice President and Managing Director for Midwest Business Banking at Chase. Mr. Tierney began his career at Comerica Bank, where he served for 28 years in various senior leadership roles, most notably as Senior Vice President, Personal Financial Services, where he oversaw 256 Michigan branches and was responsible for more than $13.5 billion in small business and consumer deposits.

On October 1, 2012, the Board of Directors of the Company approved, subject to receipt of applicable regulatory approval, an employment agreement (the “Employment Agreement”) between Mr. Tierney and the Company. The significant terms of the Employment Agreement are summarized below:

Salary. Mr. Tierney’s base salary under the Employment Agreement will be $895,000 annually payable in cash. Mr. Tierney’s share salary under the Employment Agreement will be $600,000 annually. The share salary shall be payable in unrestricted shares of the Company’s common stock pursuant to the 2006 Plan.

Discretionary Shares. The Company may grant to Mr. Tierney (as determined by the Board of Directors or a committee thereof, in its sole discretion) restricted shares of the Company’s common stock in an amount of $600,000, but in no event more than one-third of his annual compensation (as defined in the TARP Rules).

Fringe Benefits. Mr. Tierney will be entitled to receive such fringe and other benefits and prerequisites as are regularly and generally provided to other senior executives of the Company, subject to, among other things, the TARP Rules.

Effective October 1, 2012, the Company obtained a whole life insurance policy over Mr. Tierney’s life in the amount of $2,000,000, which policy is owned by Mr. Tierney and will be funded through 36 monthly premium payments. The Employment Agreement obligates the Company to pay the monthly premium payments on the life insurance policy to the extent such payments become due during the term of the Employment Agreement and provided that Mr. Tierney remains employed through the date such premium payments become due. Mr. Tierney is responsible for paying all other premiums on the life insurance policy.

Covenant not to Compete or Solicit. Mr. Tierney has agreed that during the term of the Employment Agreement and for a period of one year following termination of his employment with the Company for any reason, Mr. Tierney will not, on behalf of himself or for others, directly or indirectly (whether as an employee, consultant, investor, partner, sole proprietor or otherwise), be employed by, perform any services for, or hold any ownership interest in any business engaged in the business of the Company in any state of the United States where the Company is doing business. In addition, Mr. Tierney has agreed that, both during the term of the Employment Agreement and for a period of one year following termination of Mr. Tierney’s employment with the Company for any reason, Mr. Tierney will not, directly or indirectly, on behalf of himself or any other person or entity, hire, engage or solicit to hire for employment or consulting or other provision of services, any person who is actively employed (or in the six months preceding Mr. Tierney’s termination of employment with the Company was actively employed) by the Company, except for rehire by the Company, or to solicit the business of any entity within the United States who is a customer of the Company.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by the copy of the Employment Agreement that is attached hereto and filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

John D. Lewis

On October 1, 2012, the Boards of Directors of the Company and the Bank appointed Mr. Lewis as a director of the Company and the Bank and appointed him to serve as non-executive Chairman of those Boards, effective upon receipt of regulatory non-objection. The Board of Directors of the Bank also appointed Mr. Lewis as the Chairman of the Bank’s Regulatory Oversight Committee, which appointment shall take effective upon receipt of regulatory non-objection to Mr. Lewis’s service as a director. The appointment of Mr. Lewis to the Boards of Directors of the Company and the Bank is subject to receipt of regulatory non-objection from the Federal Reserve and the OCC.

Mr. Lewis, age 64, retired in 2006 as vice chairman of Comerica Incorporated, the parent company of Comerica Bank (“Comerica”). During his 36-year tenure with Comerica, Mr. Lewis managed Small Business and Retail Banking divisions in the four states, overseeing the nationwide mortgage and consumer lending operations for all of Comerica’s subsidiaries through a distribution system of more than 300 banking offices. Mr. Lewis’s responsibilities included building and expanding Comerica’s presence in Michigan, Florida, California and Texas. Mr. Lewis also had extensive experience managing various staff divisions within Comerica, including Human Resources; Marketing and Product Management; Corporate Communications; Compliance; Government Relations; Public Affairs and Quality Process. Mr. Lewis served as a director of Comerica, and as a member of Comerica’s Management Policy Committee and Management Council. Mr. Lewis joined Donnelly Penman & Partners, an investment banking firm located in Grosse Pointe, Michigan, in 2006. Currently, he is serving as managing director of Donnelly Penman Capital, LLC, an investment banking firm that provides services to the community banking and manufacturing sectors. In addition, he heads the investment committee and is a general partner and advisory board member of the Donnelly Penman Fund, LLC, which invests in small community start-up banks throughout the United States.

The Company and the Bank have agreed to pay Mr. Lewis a total of $200,000 per year for his services as non-executive Chairman and Chairman of the Regulatory Oversight Committee. The Company and the Bank expect that the compensation will be paid in the form of retainers and director fees and compensation for special projects. The Company and Mr. Lewis have also agreed that during his tenure as non-executive Chairman the Company will grant one or more stock option awards to him on terms to be negotiated.

Upon Mr. Lewis becoming the non-executive Chairman of the Boards of Directors of the Company and the Bank, David L. Treadwell will cease to serve as the Company and the Bank’s lead non-management director and will no longer serve on the Bank’s Regulatory Oversight Committee.

Item 7.01. Regulation FD Disclosure.

On October 1, 2012, the Company issued a press release announcing that Michael J. Tierney was appointed as the President and Chief Executive Officer of the Company and the Bank and that John Lewis was appointed as a member the Boards of Directors of the Company and the Bank and as Non-Executive Chairman of those Boards, in each case subject to receipt of regulatory non-objection from the Federal Reserve and the OCC. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being furnished herewith:

10.1	Employment Agreement dated October 1, 2012 between the Company and Michael J. Tierney.

99.1	Press Release dated October 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Date: October 3, 2012	By:	/S/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer